Exhibit 19(b)

SECTION 906 CERTIFICATION

I, Ann M. Carpenter, President and Principal Executive Officer, and I, Bruce S. Rosenberg, Treasurer and Principal Financial Officer, of SPDR® Series Trust (the “Trust”) each certify that:

1.

This Form N-CSR filing for the Trust for the period ending June 30, 2026 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

By:	/s/ Ann M. Carpenter
Ann M. Carpenter
President and Principal Executive Officer

Date:	September 4, 2026

By:	/s/ Bruce S. Rosenberg
Bruce S. Rosenberg
Treasurer and Principal Financial Officer

Date:	September 4, 2026